Exhibit 10.2

NATURE’S SUNSHINE PRODUCTS, INC.

2012 STOCK INCENTIVE PLAN
NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made this [date], by and between Nature’s Sunshine Products, Inc., a Utah corporation (the “Company”), and                     , an individual resident of                              (“Employee”).

1.     Grant of Option.  The Company hereby grants Employee the option (the “Option”) to purchase all or any part of an aggregate of          shares (the “Shares”) of Common Stock of the Company at the exercise price of $           per share (the closing price of the Company’s Common Stock on the date of this agreement) according to the terms and conditions set forth in this Agreement and in the Nature’s Sunshine Products, Inc. 2012 Stock Incentive Plan (the “Plan”).  The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Option is issued under the Plan and is subject to its terms and conditions.  A copy of the Plan will be furnished upon request of Employee.

The Option shall terminate at the close of business ten years from the date hereof.

2.     Description of Option.  The Option is composed of two parts:  (1) The Time-Based Portion, which consists of                  percent (    %) of the Shares; and (2) the Performance-Based Portion, which consists of                    percent (    %) of the Shares.  The Time-Based Portion will vest in equal annual installments on the anniversary date of this Agreement over the following          years as set forth in Section 3.  The Performance-Based Portion will vest based on the Company’s revenue growth over a     -year period, with full vesting upon the achievement of a     % compound annual growth rate (CAGR) in revenue over an          fiscal quarter period, subject to the conditions set forth in Section 3.

3.     Vesting of Option Rights.

(a)           Except as otherwise provided in this Agreement, the Option may be exercised by Employee in accordance with the following schedule for the Time-Based Portion and the Performance-Based Portion:

On or after each of the following dates	Number of non-cumulative Shares with respect to which the Option is exercisable

[date]	xxxx

[date]	xxxx

[date]	xxxx

[date]	xxxx

(i) The above portion of the Option is defined as the “Time-Based Portion.”

Upon the Company reaching the following CAGR (as defined herein) levels for the Performance Period (as defined herein)	Number of non-cumulative Shares with respect to which the Option is exercisable

%	xxxx

%	xxxx

%	xxxx

%	xxxx

(ii)           The above portion of the Option is defined as the “Performance-Based Portion.”

(iii)          “CAGR” is defined as the compound annual growth rate of the Company’s consolidated net sales revenue for the last          quarters of the Performance Period, based on the Company’s reported financial results, as compared to the          quarter period completed          quarters prior to the end of the Performance Period.  Attainment of any CAGR level for purposes of this Agreement shall be certified by the Company’s Compensation Committee of the Board of Directors within 10 business days following the release of the Company’s applicable financial results.

(iv)          “Performance Period” is defined as the period, measured quarterly, to include the trailing          fiscal quarters, beginning with the          fiscal quarters reported by the Company following the date of this Agreement.

(v)           Any vesting of the Performance-Based Portion of the Option is subject to the Company maintaining at least an     % average operating income margin for the applicable Performance Period based on the Company’s reported financial results.  Such operating income margin determination shall exclude share-based compensation, restructuring or other extraordinary charges and be measured after appropriate allocation of corporate overhead.  In connection with the certification set forth in subsection a(iii) of this Section 3, the Compensation Committee shall certify whether or not the     % operating income margin has been met.

(vi)          Following the reporting by the Company of the financial results for the quarter ending                                 , and the certification, if applicable, pursuant to

subsections a(iii) and (v) of this Section 3 as a result of that reporting, any unvested amount of the Performance-Based Portion of the Option shall expire.

(b)   During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

(c)           In the event of a restatement of the Company’s reported financial results stemming from material non-compliance with any applicable financial reporting requirement or securities law as determined by the Company’s Board of Directors, the Company may, in its discretion, reclaim from Employee the then-vested Performance-Based Portion of the Option, which would not have vested pursuant to this Agreement had the CAGR been measured in accordance with the Company’s restated financials.  Any Performance-Based Portion of the Option reclaimed by the Company pursuant to this subsection will remain subject to the vesting schedule in this Section 3 applicable to the Performance-Based Portion of the Option.

4.     Exercise of Option after Death or Termination of Employment.  The Option shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its affiliates, except that:

(a)                   If Employee’s employment shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 4(e)) or Employee’s death or disability (within the meaning of Section 22(e)(3) of the Code), Employee may, at any time within a period of 3 months after such termination, exercise the Option to the extent the Option was exercisable or becomes exercisable by Employee on the date of the termination of Employee’s employment.

(b)                   If Employee’s employment is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.

(c)                   If Employee shall die while the Option is still exercisable according to its terms or if employment is terminated because Employee has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Employee shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Employee’s death or date of termination of employment for disability by Employee, personal representatives or administrators or guardians of Employee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Employee was entitled to purchase under the Option on (i) the earlier of the date of death or termination of employment or (ii) the date of termination for such disability, as applicable.

(d)                   Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

(e)                   “Cause” shall mean (i) the willful and continued failure by Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Employee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Employee in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this subsection, no action or failure to act on Employee’s part shall be considered “willful” unless done or omitted to be done by Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

5.     Acceleration of Vesting.

(a)                   In the event that Employee’s employment is terminated by the Company for any reason, other than for Cause, the Time-Based Portion of the Option that would have vested during the 12-month period immediately following such termination, but for the fact of Employee’s termination by the Company, shall fully vest and become immediately exercisable.

(b)                   In the event that Employee’s employment is terminated by reason of Employee’s death or disability, the Option, in its entirety, shall fully vest and become immediately exercisable.

(c)                   Additionally, upon the occurrence of a “Change in Control Event” (as defined in Section 5(d) below):

(i)            The Performance-Based Portion of the Option shall fully vest and become immediately exercisable.

(ii)           If in connection with the Change in Control Event, the Acquiring Person (as defined in subsection 5(d)(iv) below) elects to continue the Time-Based Portion of the Option in effect (or substitute a similar option for the Time-Based Portion of this Option) and to replace the shares of Common Stock issuable upon exercise of the Time-Based Portion of this Option with other equity securities that are registered under the Securities Act of 1933 and are freely transferable under all applicable federal and state securities laws and regulations, with appropriate adjustments as to the number of shares purchasable thereunder and the exercise price thereof, the Time-Based Portion of the Option shall remain subject to the vesting schedule set forth in Section 3 and otherwise become exercisable in full if:

(A)  within 24 months after the date of the Change in Control Event, Employee’s employment with the Company (or any successor company or affiliated entity with which Employee is then employed) is terminated for any reason set forth in Sections 5(a) or 5(b) above; or

(B)   within 24 months after the date of the Change in Control Event, Employee’s employment with the Company (or any successor company or affiliated entity with which Employee is then employed) is terminated by Employee for “Good Reason” (as defined below).

(iii)          If the Change in Control Event does not meet the criteria specified in subsection (c)(ii) above, the Time Based Portion of the Option shall fully vest and become immediately exercisable upon the Change in Control Event.

(d)                   For purposes of this Agreement, “Change in Control Event” shall mean:

(i)            approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company;

(ii)           consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 90% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities (as defined in subsection 4(d)(iv)) that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors (as defined in subsection 5(d)(v)) at the time of the approval by the Company’s board of directors (the “Board”) of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iii)          consummation of a sale of all or substantially all of the Company’s business and/or assets to a person or entity which is not a subsidiary; or

(iv)          any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more (an “Acquiring Person”) of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this subsection 5(d)(iv) shall not be deemed to be a Change in Control Event by virtue of any of the following acquisitions:  (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction, as defined in subsection 5(d)(ii); or

(v)           during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of a least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

(e)                   For purposes of this Agreement, “Continuing Director” shall mean any Incumbent Director, who, while such person is a member of the Board, is not an Acquiring Person or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate; and for purposes hereof, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(f)                    For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events following a Change in Control Event, except for the occurrence of such an event in connection with the termination of Employee’s employment by the Company (or any successor company or affiliated entity then employing Employee) for Cause, disability or death:

(i)            the assignment to Employee of employment duties or responsibilities which are not substantially comparable in responsibility to the employment duties and responsibilities held by Employee immediately prior to the Change in Control Event;

(ii)           a reduction in Employee’s base salary as in effect immediately prior to the Change in Control Event or as the same may be increased from time to time during the term of this Agreement; or

(iii)          requiring Employee to work in a location more than 50 miles from Employee’s office location immediately prior to the Change in Control Event, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with Employee’s business travel obligations immediately prior to the Change in Control Event.

(g)                   Notwithstanding any of the foregoing to the contrary, any acceleration of the Option shall be subject to and conditioned on compliance with applicable regulatory requirements, including, without limitation, Section 409A of the Internal Revenue Code.

6.     Method of Exercise of Option.  Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price.  Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by Employee having a Fair Market Value (as defined in the Plan) equal to the full exercise price of the Shares being acquired, or (iii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company a combination thereof.  In addition, with the approval of the Company (which may be given in its sole discretion), the Option may be exercised by delivering to the Employee, a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

7.     Miscellaneous.

(a)   Plan Provisions Control.  In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(b)   No Rights of Stockholders.  Neither Employee, Employee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Employee, Employee’s legal representative or permissible assignee, as applicable.

(c)   No Right to Employment.  The grant of the Option shall not be construed as giving Employee the right to be retained in the employ of, or as giving a director of the Company or an Affiliate (as defined in the Plan) the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss Employee from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement.  Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  The Option granted hereunder shall not form any part of the wages or salary of Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, Employee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee (as defined in the Plan) and shall be fully bound thereby.

(d)   Governing Law.  The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Utah.

(e)   Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(f)    No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Employee or any other person.

(g)   Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(h)   Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Utah Revised Business Corporation Act.  As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(i)    Withholding.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

(j)            Consultation With Professional Tax and Investment Advisors.  The holder of this Award acknowledges that the grant, exercise, vesting or any payment with respect to this Award, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Code or under local, state or international tax laws.  The holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives).  Finally, the holder understands and agrees that any and all tax consequences resulting from the

Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of the holder without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date set forth in the first paragraph.

NATURE’S SUNSHINE PRODUCTS, INC.

By:
Name:
Title:

[NAME]